EXHIBIT 99.1

SANGAMO BIOSCIENCES REPORTS FIRST-QUARTER FINANCIAL RESULTS

Richmond, California – April 29, 2003 – Sangamo BioSciences, Inc. (Nasdaq: SGMO) today reported financial results for the first quarter ended March 31, 2003. The consolidated net loss computed in accordance with generally accepted accounting principles (GAAP), which includes non-cash charges, was $2.9 million, or $0.12 per share. In the comparable quarter of 2002, Sangamo reported a consolidated GAAP net loss of $4.5 million, or $0.18 per share.  Excluding non-cash charges, the consolidated pro forma net loss in the first quarter of 2003 was $2.8 million, or $0.11 per share.  Comparatively, the consolidated pro forma net loss, excluding non-cash and restructuring charges, was $3.1 million, or $0.13 per share, in the same period last year.  Non-cash charges in the first quarter of 2003 were $108,000, all of which were related to stock-based compensation expenses. For the same period in 2002 charges excluded in the pro forma net loss were $1.4 million, including $1.0 million related to stock-based compensation expense, a $190,000 restructuring charge related to the company’s Gendaq Limited subsidiary and $120,000 patent amortization expense.

Revenues for the first quarter of 2003 were $551,000 as compared to first quarter 2002 revenues of $501,000. The principal components of first quarter 2003 revenues were revenues from Sangamo’s partnerships in the areas of human therapeutics, Enabling Technology Agreements and government research grants.

Total first quarter 2003 operating expenses were $3.6 million as compared to $5.5 million in the prior year period. Research and development expenses were $2.7 million for the three months ended March 31, 2003 as compared to $4.3 million for the first quarter of 2002. General and administrative expenses were $879,000 for the first quarter of 2003 as compared to $950,000 for the same period last year.

Net interest and other income for the first quarter of 2003 was $176,000 as compared to $464,000 in the comparable period last year.  Net interest and other income for the most recent quarter included $223,000 of interest income and $47,000 of net loss on currency translation.  Net interest and other income for the first quarter a year ago was comprised entirely of interest income.  The decrease in interest income was due to lower cash balances and lower interest rates.

On March 31, 2003, the company had cash, cash equivalents, and investments of $49.5 million.  Total shares outstanding at March 31, 2003 were 24.8 million.

First -Quarter 2003 Highlights

Highlights of the quarter included:

•                  The appointment of J. Tyler Martin M.D. to VP, Development.  Sangamo appointed Dr. Tyler Martin as Vice President of Development.  Dr. Martin has responsibility for preclinical and clinical development of Sangamo’s ZFP Therapeutics programs and products.  He has held senior positions in clinical research in several biotechnology companies engaged in human clinical trials of therapeutics for cardiovascular disease, cancer and infectious diseases and has extensive experience in filing investigational new drug (IND) applications and clinical trial supervision.

•                  Granting of U.S. Patent covering regulation of gene expression by ZFPs.  Sangamo was granted a United States patent entitled “Regulation of Endogenous Gene Expression in Cells Using Zinc Finger Proteins.”  The patent includes claims covering the activation or repression of any endogenous gene in any cell type using zinc finger DNA-binding proteins.   The inventions covered by this patent (U.S. Patent No. 6,534,261) were made by Sangamo scientists.

•                  Enabling Technology Agreement with Purdue Pharma L.P.   Sangamo and Purdue Pharma announced an agreement that will provide Purdue Pharma with Sangamo’s proprietary zinc finger DNA binding protein transcription factors (ZFP TFs) for use in its research and drug discovery program.

Conference Call

Sangamo will host a conference call today at 2:00 p.m. PDT that will be open to the public.  During the conference call, the company will review these results, discuss other business matters, and provide forward-looking guidance with respect to the rest of 2003.

The conference call dial-in numbers are 800-730-7991 for domestic callers and 706-634-7552 for international callers.  For those unable to listen in at the designated time, a conference call replay will be available for one week following the conference call, from approximately 5:00 p.m. PDT on April 29, 2003 to midnight PDT on May 6, 2003.  The conference call replay numbers for domestic and international callers are 800-642-1687 and 706-645-9291 respectively.  The conference ID number for the replay is 9968265.

About Sangamo

Sangamo BioSciences, Inc., of Richmond, CA, is focused on the research and development of novel transcription factors for the regulation of gene expression. The company’s most advanced therapeutic development program involves the use of transcription factors for the treatment of cardiovascular disease. Other therapeutics development programs are focused on cancer, neuropathic pain, ophthalmic and infectious diseases. Sangamo’s proprietary technology enables the engineering of transcription factors known as zinc finger DNA-binding proteins, or ZFPs. By engineering ZFPs so that they can recognize a specific gene, Sangamo has created ZFP transcription factors (ZFP TFs) that can control gene expression and, consequently, cell function. The company is developing ZFP TFs as a fundamentally enabling technology for commercial applications in human therapeutics, pharmaceutical discovery and plant agriculture. For more information about Sangamo, visit the company’s web site at www.sangamo.com.

This press release may contain forward-looking statements based on Sangamo’s current expectations. These forward-looking statements include, without limitation, references to the research and development of novel ZFP TFs and applications of Sangamo’s ZFP TF technology platform. Actual results may differ materially from these forward-looking statements due to a number of factors, including technological challenges, Sangamo’s ability to develop commercially viable products and technological developments by our competitors. See the company’s SEC filings, and in particular, the risk factors described in the company’s Annual Report on Form 10-K and its most recent 10-Q. Sangamo assumes no obligation to update the forward-looking information contained in this press release.

Contact:                                                 Elizabeth Wolffe, Ph.D.

Sangamo BioSciences, Inc.

510-970-6000, x271

ewolffe@sangamo.com

-more-

SELECTED FINANCIAL DATA

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2003	2002
Consolidated Statement of Operations Data:
Total revenues	$551	$501
Operating expenses:
Research and development	2,743	4,312
General and administrative	879	950
Restructuring charge	—	190
Total operating expenses	3,622	5,452
Loss from operations	(3,071)	(4,951)
Interest and other income, net	176	464
Net loss	$(2,895)	$(4,487)
Basic and diluted net loss per common share	$(0.12)	$(0.18)
Shares used in computing basic and diluted net loss per common share	24,734	24,356

	Quarter Ended March 31,
	2003	2002
Pro-Forma Operations Data (1):
Total revenues	$551	$501
Research and development	2,687	3,238
General and administrative	827	862
Operating expenses	3,514	4,100
Interest and other income, net	176	464
Net loss	$(2,787)	$(3,135)
Basic and diluted net loss per common share	$(0.11)	$(0.13)

	Quarter Ended March 31,
	2003	2002
Reconciliation Between Net Loss on a GAAP Basis and Pro Forma Net Loss:
GAAP net loss	$(2,895)	$(4,487)
Stock based compensation	108	1,042
Patent amortization	—	120
Restructuring charge	—	190
Pro forma net loss	$(2,787)	$(3,135)

	March 31, 2003	December 31, 2002
	(Unaudited)
Condensed Balance Sheet Data:
Cash, cash equivalents, investments, and interest receivable	$49,521	$52,575
Total assets	52,720	56,227
Total stockholders’ equity	51,441	54,246

(1)  The above pro forma non-GAAP information is based upon our unaudited consolidated statements of operations for the periods shown with certain adjustments.  This presentation is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP).  However, management believes pro forma non-GAAP reporting provides useful insight into the Company’s on-going operations and trends that affect the core business and uses such reporting internally to evaluate and manage the Company’s operations.  Sangamo has chosen to provide this information to investors to enable them to compare and evaluate operating results and as a means to emphasize the results of on-going operations.